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                                                                   Exhibit 10.38

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

Business Loan Note
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Due December 26, 2001                                           $600,000.00

                                                                October 25, 2001

Promise to Pay. For value received, Polar Molecular Corporation (the "Borrower") promises to pay Affiliated Investments, L.L.C. (the "Lender"), the sum of $600,000.00 plus interest computed on the basis of the actual number of days elapsed in a year of 360 days at the rate of:

     12.00% per annum (the "Note Rate") until maturity, whether by acceleration or otherwise, and at the rate of 3% per annum above the Note Rate on overdue principal from the date when due until paid.

In no event shall the interest rate exceed the maximum rate allowed by law; any interest payment which would for any reason be deemed unlawful under applicable law shall be applied to principal.

The Borrower will pay the Note in full on or before December 26, 2001, at which time the entire balance of unpaid principal plus accrued interest shall be due and payable immediately. Each payment will be applied first to accrued interest, then to principal.

Prepayment.  There is no penalty for pre-payment.

Security. To secure the payment of this note and any other present or future liability of the Borrower, the Borrower pledges and grants to the Lender a continuing security interest in the following described property and all of its additions, substitutions, increments, proceeds and products, whether now owned or later acquired ("Collateral"): All assets of the Borrower, including but not limited to those described in the Security Agreement, Financing Statements and Assignments of even date herewith executed by the Borrower, all of which become effective as set forth in the Security Agreement.

Lender's Right to Setoff. Borrower represents: (a) that the execution and delivery of this note and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or any third party; (b) that this note is a valid and binding agreement, enforceable according to its terms; and (c) that all balance sheets, profit and loss statements, and other financial statements furnished to the Lender are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Borrower further represents: (a) that it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (b) that the execution

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and delivery of this note and the performance of the obligations it imposes (i)
are within its powers and have been duly authorized by all necessary action of its governing body; and (ii) do not contravene the terms of its articles of incorporation or organization, its by laws or any partnership, operating or other agreement governing its affairs.

Events of Default/Acceleration. If any of the following events occurs, this note shall be due immediately, without notice, at the Lender's option:

     1. Failure to make any payment of any and all amounts required to be paid hereunder when due or declared due.

     2. Default in the performance of any obligation or undertaking of the Borrower under this note.

     3. Incurrence by the Borrower of any lien, security interest or other charge or encumbrance against the Collateral without the written consent of the Lender.

     4. Sale by the Borrower of any of the Collateral.

     5. Dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or commencement of any proceeding under any bankruptcy or insolvency laws by, or against the Borrower which remains uncured or undismissed for sixty (60) days after the occurrence of such event.

Remedies. If this note is not paid at maturity, whether by acceleration or otherwise, the Lender shall have all of the rights and remedies provided by any law or agreement. Any requirement of reasonable notice shall be met if the Lender sends the notice to the Borrower at least seven days prior to the date of sale, disposition or other event giving rise to the required notice. The Lender is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person, firm or corporation, with or without designation of the capacity of such nominee. The Borrower shall be liable for any deficiency remaining after disposition of any Collateral. The Borrower is liable to the Lender for all reasonable costs and expenses of every kind incurred in the making or collection of this note, including, without limitation, reasonable attorneys' fees and court costs. These costs and expenses shall include, without limitation, any costs or expenses incurred by the Lender in any bankruptcy, reorganization, insolvency or other similar proceeding.

Waiver. Each endorser and any other party liable on this note severally waives demand, presentment, notice of dishonor and protest, and consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or part of the Collateral, to the addition of any party, and to the release or discharge, or suspension of any rights and remedies against any person who may be liable for the payment of this note. No delay on the part of the Lender in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by the Lender of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Lender of any default shall be effective unless in writing and signed by the Lender, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion.

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Miscellaneous. This note shall be binding on the Borrower and its successors, and shall inure to the benefit of the Lender, its successors and assigns. Any reference to the Lender shall include any holder of this note. This note is delivered in the State of Michigan and governed by Michigan law. Section headings are for convenience of reference only and shall not affect the interpretation of this note.

Waiver of Jury Trial. The Lender and the Borrower knowingly and voluntarily waive any right either of them have to a trial by jury in any proceeding (whether sounding in contract or tort) which is in any way connected with this or any related agreement, or the relationship established under them. This provision may only be modified in a written instrument executed by the Lender and the Borrower.

Address:                                   Borrower:

4600 South Ulster, #700                    Polar Molecular Corporation
Denver, CO 80237


                                           By: /s/ Mark A. Nelson
                                               ---------------------------------
                                                   Mark A. Nelson, Its President

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